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                              ORIX USA Corporation
                             600 Wilshire Boulevard
                                   Suite 1460
                              Los Angeles, CA 90017
                        TEL 213-955-6500/FAX: 213-955-6530

                                                             January 11, 1994

Louis Pearlman, President
Airship International Ltd.
7380 Sandlake Road
Suite 200
Orlando, Florida  32801

               Re:  Airship N600LP; Lease No. 25232,
                    Letter Agreement Modification to payment terms



Dear Lou:

          At your request, we have presented a request for a reduction in monthly payments for the months of December, 1993, January, February and March, 1994.

          Your request being reasoned on the fact of reduction in monthly cash flow occasioned by the cancellation of the "MetLife" aerial advertising agreement and six-month interruption in the Cumberland ("Gulf") aerial advertising agreement.

          ORIX has agreed as follows:

          1. Monthly payments will be reduced from $121,000 to $80,000 for 12/93, 1/94, 2/94 and 3/94.

          2. Full payments of $121,000 per month will resume in April, 1994.

          3. Commencing (a) concurrent with revenue generating contracts for four airships, whether these contracts are month to month or longer fixed term, or (b) on July 4, 1994, whichever comes first, the monthly payments shall be increased by $20,000 per month until such time as the total of the prior reductions have been brought current (4 mos. x $41M = $164 due divided by $20M = 8 months at $141,000 and 1 month @ 125,000).

          4. In addition, provided there are no defaults under the terms of this Letter Agreement, no late charges will be assessed during the months of reduced payments.








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January 10, 1994
Page 2

          We sincerely wish you every success in finalization of the Sony contract, resolution of the Cumberland contract, and a swift determination for a long term commitment on Shamu.


                                        Very truly yours,



                                        Byron Southey
                                        SVP, Credit & Operations



Agreed to and accepted this
13th day of January, 1994.


Airship International Ltd.              Louis Pearlman, as
                                        Individual Guarantor



/s/ Louis J. Pearlman                      /s/ Louis J. Pearlman
______________________________          ____________________________
Louis Pearlman, President


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